Exhibit 99.1

News Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: April 6, 2021 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

~ Strong liquidity positions Greenbrier for upcoming recovery ~

~ Orders for 3,800 new railcars valued at over $440 million - book-to-bill of 1.8x in the quarter ~

~ Backlog expanded to 24,900 units with estimated value of $2.5 billion ~

~ Trailing effects of COVID-19 and inclement weather produced a net loss attributable to Greenbrier of $9 million ~

~ Completed formation of GBX Leasing joint venture ~

Lake Oswego, Oregon, April 6, 2021 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its second fiscal quarter ended February 28, 2021.

Second Quarter Highlights

•	New railcar orders for 3,800 units valued at over $440 million during the quarter. Deliveries in the quarter were 2,100 units, a 1.8x book-to-bill.

•	Diversified new railcar backlog as of February 28, 2021 was 24,900 units with an estimated value of $2.5 billion.

•

Immediate liquidity of $708 million, includes $593 million in cash and $115 million of available borrowing capacity. Combined with nearly $100 million of liquidity initiatives in progress totals over $800 million.

•

Operating cash flow in the quarter included inventory accumulation of $48 million to support manufacturing production increases beginning in fiscal Q3 and a $44 million increase in leased railcars for syndication.

•	COVID-19 related expenses for the quarter were $2.5 million (pre-tax) and $6.4 million (pre-tax) for the first half of fiscal 2021.

•

Net loss attributable to Greenbrier for the quarter was $9 million, or $0.28 per diluted share, on revenue of $296 million. The net loss included $16 million in anticipated federal income tax benefit resulting from loss carryback provisions.

•	Adjusted EBITDA for the quarter was negative $1 million.

•

Subsequent to quarter-end, completed the earlier announced formation of GBX Leasing joint venture, including initial funding of nearly $100 million from a new $300 million non-recourse railcar warehouse credit facility.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 2

•	Board declares a quarterly dividend of $0.27 per share, payable on May 12, 2021 to shareholders as of April 21, 2021 representing Greenbrier’s 28th consecutive quarterly dividend.

William A. Furman, Chairman & CEO commented, “Greenbrier navigated what we expect will be our most challenging quarter of the fiscal year. Operating challenges emerged from a range of sources, including winter weather, impacting deliveries and production. Our near-term outlook is becoming increasingly optimistic as rail fundamentals improve. Rail loadings are up year-to-date, driven by increased traffic in grain, intermodal and other categories. Railroad velocity has slowed by nearly two miles per hour. Railcars in storage have decreased by more than 148,000 units from the 2020 peak storage level. Proposed environmental and other regulations in both North America and Europe should support secular demand for rail as a growing mode for freight transport. Fiscal stimulus and proposed infrastructure legislation are expected to further add to demand.”

Furman concluded, “Greenbrier is well-positioned for an economic recovery. Our pipeline of new business inquiries in North America has expanded dramatically in the last 30 days. Greenbrier’s ability to adjust production capacity to meet our market outlook enables us to rapidly ramp manufacturing as we earn new railcar orders. We have already restarted several production lines supported by firm orders to meet increased demand.”

Business Update & Outlook

Greenbrier has practiced disciplined management to meet the realities of this historic time. Our core strategy since March 2020 has been and continues to be:

1.	Maintain a strong liquidity base and balance sheet

2.	Navigate the COVID-19 pandemic and the related economic crisis by safely operating our factories while generating cash

3.	Prepare for emerging economic recovery and forward momentum in our markets, which we expect to expand during the latter half of calendar 2021. Greenbrier is currently operating in this phase.

Looking ahead, Greenbrier expects the second half of fiscal 2021 to be stronger than the first half, reflecting increased production rates and stronger activity across the business. Greenbrier’s ability to achieve more than $700 million of total liquidity, with another $100 million of initiatives in process, allows us to weather unanticipated setbacks in the emerging economic recovery. Our $2.5 billion backlog provides a baseload of orders to support continuous production lines. These factors position us to deploy our balance sheet opportunistically, as we have done with GBX Leasing. The recently-announced joint venture complements Greenbrier’s existing commercial platform and will create stable, tax-advantaged cash flows, reducing our exposure to the new railcar order and delivery cycle.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 3

Financial Summary

	Q2 FY21	Q1 FY21	Sequential Comparison – Main Drivers
Revenue	$295.6M	$403.0M	37% fewer deliveries reflecting weak demand environment and extreme winter weather
Gross margin	6.0%	10.1%
Selling and administrative	$43.4M	$43.7M	Maintaining cost discipline
Adjusted EBITDA	($1.3M )	$23.2M	Low new railcar deliveries and weak NA environment
Effective tax rate	61.6%	55.5%	Tax benefit from lease fleet investments and operating losses carried back to prior years with higher tax rates under the CARES Act
Net (earnings) loss attributable to noncontrolling interest	4.9M	($3.3M )	Operating loss from fewer deliveries at GIMSA joint venture
Net loss attributable to Greenbrier	($9.1M )	($10.0M )	Lower operating activity reflecting fewer deliveries partially offset by income tax benefit
Diluted EPS	($0.28)	($0.30)

Segment Summary

	Q2 FY21	Q1 FY21	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$202.1M	$308.7M	Fewer deliveries reflecting weak demand environment and winter weather closures
Gross margin	0.2%	9.0%
Operating margin (1)	(8.5%)	3.1%
Deliveries (2)	1,700	2,700
Wheels, Repair & Parts
Revenue	$71.6M	$65.6M	Modestly increased wheel volumes from winter weather and improved scrap pricing partially offset by continued decreased Repair volumes
Gross margin	6.9%	3.9%	Improved volume in Wheel Services partially offset by weak Repair activity
Operating margin (1)	3.4%	(0.3%)
Leasing & Services
Revenue	$21.9M	$28.7M	Prior quarter had externally sourced syndication activity which increases revenue but is dilutive to gross margin %
Gross margin	56.6%	35.8%	More normalized gross margin activity
Operating margin (1) (3)	29.3%	20.5%	Strong gross margin performance
Fleet utilization	94.8%	93.3%

(1)	See supplemental segment information on page 12 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2021 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 6, 2021

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free) 1-412-317-6061 (International), Entry Number “7592105”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, and other components. Greenbrier owns a lease fleet of 8,700 railcars and performs management services for 445,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	February 28, 2021	November 30, 2020	August 31, 2020	May 31, 2020	February 29, 2020
Assets
Cash and cash equivalents	$593,499	$724,547	$833,745	$735,258	$169,899
Restricted cash	8,614	8,547	8,342	8,704	8,569
Accounts receivable, net	236,171	216,220	230,488	261,629	325,056
Income tax receivable	62,103	24,448	9,109	—	1,173
Inventories	522,984	490,282	529,529	675,442	709,115
Leased railcars for syndication	109,287	51,087	107,671	136,144	255,073
Equipment on operating leases, net	445,451	445,542	350,442	355,841	385,974
Property, plant and equipment, net	687,468	696,333	711,524	719,155	723,326
Investment in unconsolidated affiliates	70,820	72,254	72,354	75,508	79,082
Intangibles and other assets, net	190,283	186,509	190,322	181,315	160,709
Goodwill	132,685	130,315	130,308	130,035	129,684

	$3,059,365	$3,046,084	$3,173,834	$3,279,031	$2,947,660

Liabilities and Equity
Revolving notes	$275,839	$276,248	$351,526	$416,535	$37,196
Accounts payable and accrued liabilities	448,571	434,138	463,880	488,969	499,898
Deferred income taxes	24,798	10,120	7,701	4,354	9,173
Deferred revenue	42,572	36,916	42,467	63,536	70,869
Notes payable, net	793,189	797,089	804,088	806,919	811,860

Contingently redeemable noncontrolling interest	30,037	30,711	31,117	30,611	30,782

Total equity – Greenbrier	1,268,502	1,280,407	1,293,043	1,291,221	1,286,472
Noncontrolling interest	175,857	180,455	180,012	176,886	201,410

Total equity	1,444,359	1,460,862	1,473,055	1,468,107	1,487,882

	$3,059,365	$3,046,084	$3,173,834	$3,279,031	$2,947,660

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Greenbrier Reports Second Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2021	2020	2021	2020
Revenue
Manufacturing	$202,094	$489,943	$510,816	$1,147,310
Wheels, Repair & Parts	71,623	91,225	137,179	177,833
Leasing & Services	21,905	42,680	50,616	68,064

	295,622	623,848	698,611	1,393,207
Cost of revenue
Manufacturing	201,771	422,309	482,661	1,004,221
Wheels, Repair & Parts	66,667	84,373	129,651	166,265
Leasing & Services	9,513	30,830	27,957	44,196

	277,951	537,512	640,269	1,214,682

Margin	17,671	86,336	58,342	178,525

Selling and administrative expense	43,425	54,597	87,132	108,961
Net gain on disposition of equipment	(27)	(6,697)	(949)	(10,656)

Earnings (loss) from operations	(25,727)	38,436	(27,841)	80,220

Other costs
Interest and foreign exchange	9,568	12,609	20,671	25,461

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	(35,295)	25,827	(48,512)	54,759
Income tax benefit (expense)	21,752	(7,463)	29,084	(13,457)

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(13,543)	18,364	(19,428)	41,302
Earnings (loss) from unconsolidated affiliates	(378)	1,651	(1,122)	2,724

Net earnings (loss)	(13,921)	20,015	(20,550)	44,026
Net (earnings) loss attributable to noncontrolling interest	4,856	(6,386)	1,513	(22,728)

Net earnings (loss) attributable to Greenbrier	$(9,065)	$13,629	$(19,037)	$21,298

Basic earnings (loss) per common share:	$(0.28)	$0.42	$(0.58)	$0.65

Diluted earnings (loss) per common share:	$(0.28)	$0.41	$(0.58)	$0.64

Weighted average common shares:
Basic	32,810	32,661	32,766	32,645
Diluted	32,810	33,482	32,766	33,382

Dividends per common share	$0.27	$0.27	$0.54	$0.52

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Greenbrier Reports Second Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2021 are as follows:

	First	Second	Total

Revenue
Manufacturing	$308,722	$202,094	$510,816
Wheels, Repair & Parts	65,556	71,623	137,179
Leasing & Services	28,711	21,905	50,616

	402,989	295,622	698,611
Cost of revenue
Manufacturing	280,890	201,771	482,661
Wheels, Repair & Parts	62,984	66,667	129,651
Leasing & Services	18,444	9,513	27,957

	362,318	277,951	640,269
Margin	40,671	17,671	58,342

Selling and administrative expense	43,707	43,425	87,132
Net gain on disposition of equipment	(922)	(27)	(949)

Loss from operations	(2,114)	(25,727)	(27,841)

Other costs
Interest and foreign exchange	11,103	9,568	20,671

Loss before income tax and loss from unconsolidated affiliates	(13,217)	(35,295)	(48,512)
Income tax benefit	7,332	21,752	29,084

Loss before loss from unconsolidated affiliates	(5,885)	(13,543)	(19,428)
Loss from unconsolidated affiliates	(744)	(378)	(1,122)

Net Loss	(6,629)	(13,921)	(20,550)
Net (earnings) loss attributable to noncontrolling interest	(3,343)	4,856	1,513

Net Loss attributable to Greenbrier	$(9,972)	$(9,065)	$(19,037)

Basic loss per common share (1)	$(0.30)	$(0.28)	$(0.58)

Diluted loss per common share (1)	$(0.30)	$(0.28)	$(0.58)

Dividends per common share	$0.27	$0.27	$0.54

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2020 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$657,367	$489,943	$653,007	$549,654	$2,349,971
Wheels, Repair & Parts	86,608	91,225	82,024	64,813	324,670
Leasing & Services	25,384	42,680	27,526	21,958	117,548

	769,359	623,848	762,557	636,425	2,792,189
Cost of revenue
Manufacturing	581,912	422,309	562,793	498,155	2,065,169
Wheels, Repair & Parts	81,892	84,373	75,001	60,923	302,189
Leasing & Services	13,366	30,830	17,232	10,272	71,700

	677,170	537,512	655,026	569,350	2,439,058

Margin	92,189	86,336	107,531	67,075	353,131

Selling and administrative expense	54,364	54,597	49,494	46,251	204,706
Net gain on disposition of equipment	(3,959)	(6,697)	(8,775)	(573)	(20,004)

Earnings from operations	41,784	38,436	66,812	21,397	168,429

Other costs
Interest and foreign exchange	12,852	12,609	7,562	10,596	43,619

Earnings before income tax and earnings (loss) from unconsolidated affiliates	28,932	25,827	59,250	10,801	124,810
Income tax expense	(5,994)	(7,463)	(24,421)	(2,306)	(40,184)

Earnings before earnings (loss) from unconsolidated affiliates	22,938	18,364	34,829	8,495	84,626
Earnings (loss) from unconsolidated affiliates	1,073	1,651	1,040	(804)	2,960

Net earnings	24,011	20,015	35,869	7,691	87,586
Net earnings attributable to noncontrolling interest	(16,342)	(6,386)	(8,097)	(7,794)	(38,619)

Net earnings (loss) attributable to Greenbrier	$7,669	$13,629	$27,772	$(103)	$48,967

Basic earnings per common share (1)	$0.24	$0.42	$0.85	$(0.00)	$1.50

Diluted earnings per common share (1)	$0.23	$0.41	$0.83	$(0.00)	$1.46

Dividends per common share	$0.25	$0.27	$0.27	$0.27	$1.06

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended
	February 28,	February 29,
	2021	2020
Cash flows from operating activities
Net earnings (loss)	$(20,550)	$44,026
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Deferred income taxes	16,969	(6,714)
Depreciation and amortization	50,868	59,338
Net gain on disposition of equipment	(949)	(10,656)
Accretion of debt discount	2,857	2,718
Stock based compensation expense	8,951	7,237
Noncontrolling interest adjustments	(1,285)	9,038
Other	1,135	(39)
Decrease (increase) in assets:
Accounts receivable, net	(10,735)	47,282
Income tax receivable	(52,994)	(1,173)
Inventories	(35,005)	(55,158)
Leased railcars for syndication	(37,988)	(123,033)
Other assets	(2,895)	(39,433)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(13,257)	(67,988)
Deferred revenue	104	1,381

Net cash used in operating activities	(94,774)	(133,174)

Cash flows from investing activities
Proceeds from sales of assets	11,336	41,827
Capital expenditures	(50,353)	(40,834)
Investments in and advances to/repayments from unconsolidated affiliates	4,523	(1,500)
Cash distribution from unconsolidated affiliates and other	488	11,273

Net cash provided by (used in) investing activities	(34,006)	10,766

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	98,442	10,246
Proceeds from revolving notes with maturities longer than 90 days	112,000	—
Repayments of revolving notes with maturities longer than 90 days	(286,000)	—
Repayments of notes payable	(14,990)	(17,120)
Dividends	(18,046)	(17,312)
Cash distribution to joint venture partner	(3,646)	(8,706)
Tax payments for net share settlement of restricted stock	(2,357)	(1,895)

Net cash used in financing activities	(114,597)	(34,787)

Effect of exchange rate changes	3,403	(2,824)
Decrease in cash, cash equivalents and restricted cash	(239,974)	(160,019)
Cash and cash equivalents and restricted cash
Beginning of period	842,087	338,487

End of period	$602,113	$178,468

Balance Sheet Reconciliation
Cash and cash equivalents	$593,499	$169,899
Restricted cash	8,614	8,569

Total cash and cash equivalents and restricted cash as presented above	$602,113	$178,468

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Greenbrier Reports Second Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net loss to Adjusted EBITDA

	Three Months Ended
	February 28, 2021	November 30, 2020
Net loss	$(13,921)	$(6,629)
Interest and foreign exchange	9,568	11,103
Income tax benefit	(21,752)	(7,332)
Depreciation and amortization	24,822	26,046

Adjusted EBITDA	$(1,283)	$23,188

Three Months Ended February 28, 2021
Backlog Activity (units) (1)
Beginning backlog	23,900
Orders received	3,800
Production held as Leased railcars for syndication	(800)
Production sold directly to third parties	(2,000)

Ending backlog	24,900

Delivery Information (units) (1)
Production sold directly to third parties	2,000
Sales of Leased railcars for syndication	100

Total deliveries	2,100

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Second Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In thousands, except owned and managed fleet, unaudited)

	February 28, 2021	November 30, 2020
Owned fleet	8,700	8,400
Managed fleet	445,000	407,000
Owned fleet utilization	95%	93%

	February 28, 2021	November 30, 2020
Leased railcars for syndications	$109,287	$51,087
Equipment on operating lease	445,451	445,542

Total	$554,738	$496,629

Leasing non-recourse debt	$204,722	$206,629
Recourse debt	588,467	590,460

Total debt	$793,189	$797,089

Fleet leverage %(1)	37%	42%

(1)	Leasing non-recourse debt / Sum of leased railcars for syndication and equipment on operating lease

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Greenbrier Reports Second Quarter Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended February 28, 2021:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$202,094	$2,425	$204,519	$(17,216)	$100	$(17,116)
Wheels, Repair & Parts	71,623	1,603	73,226	2,433	(14)	2,419
Leasing & Services	21,905	1,113	23,018	6,420	634	7,054
Eliminations	—	(5,141)	(5,141)	—	(720)	(720)
Corporate	—	—	—	(17,364)	—	(17,364)

	$295,622	$—	$295,622	$(25,727)	$—	$(25,727)

Three months ended November 30, 2020:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$308,722	$20,591	$329,313	$9,686	$2,505	$12,191
Wheels, Repair & Parts	65,556	301	65,857	(200)	(9)	(209)
Leasing & Services	28,711	4,665	33,376	5,890	4,285	10,175
Eliminations	—	(25,557)	(25,557)	—	(6,781)	(6,781)
Corporate	—	—	—	(17,490)	—	(17,490)

	$402,989	$—	$402,989	$(2,114)	$—	$(2,114)

	Total assets
	February 28, 2021	November 30, 2020
Manufacturing	$1,313,819	$1,264,616
Wheels, Repair & Parts	277,788	274,534
Leasing & Services	851,546	758,820
Unallocated	616,212	748,114

	$3,059,365	$3,046,084

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Greenbrier Reports Second Quarter Results (Cont.)	Page 13

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “adjust,” “become,” “continue,” “expect,” “maintain,” “outlook,” “position,” “should,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog, and future liquidity and cash flow as well as other information regarding future performance and strategies and appear throughout this press release including in the headlines and the section “Business Update & Outlook.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following. (1) We are unable to predict when, how, or with what magnitude COVID-19 governmental reaction to the pandemic, and related economic disruptions will negatively impact our business: we may be prevented from operating our facilities; the operations of our customers may be disrupted increasing the likelihood that our customers may attempt to delay, defer or cancel orders, or cease to operate as going concerns; the operations of our suppliers may be disrupted; our indebtedness may increase; we may breach the covenants in our credit agreement; the market price of our common stock may drop or remain volatile; we may incur significant employee health care costs under our self-insurance programs. The longer the pandemic continues, the more likely that negative impacts on our business will occur, some of which we cannot now foresee. (2) Our backlog of railcar units and marine vessels is not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. Customers may attempt to cancel or modify orders or refuse to accept and pay for products. The likelihood of cancellations, modifications, rejection and non-payment for our products generally increases during periods of market weakness. The timing of converting backlog to revenue is also materially impacted by our decision whether to lease railcars, sell railcars, or syndicate railcars with a lease attached to an investor. (3) Our joint ventures, including our leasing joint venture, may not perform as anticipated or expected. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent report on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings (loss) attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings (loss) before Interest and foreign exchange, Income tax benefit (expense), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings (loss) attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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